                                                                    EXHIBIT 23.3

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of
Digital Island, Inc. and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements and schedules of Sandpiper Networks, Inc. included in the Digital Island, Inc. Annual Report on Form 10-K for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP



Woodland Hills, California

August 3, 2000